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                                                                   Exhibit 10.20


                      LICENSE AND ASSET PURCHASE AGREEMENT

     LICENSE AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of March 20, 2002, by and between Ecesis LLC, a Delaware limited liability company ("Ecesis"), Polychem Corporation, a Pennsylvania corporation ("Polychem") and ConMat Technologies, Inc., a Florida corporation (the "Shareholder").

                                    Recitals

     Polychem is engaged in the business of manufacturing a variety of plastic products for water treatment plants and other specialty applications (as more fully defined herein, the "Products"). Such business as conducted by Polychem on the date hereof is referred to in this Agreement as the "Business." Shareholder owns 100% of the outstanding capital stock of Polychem. Polychem and Shareholder desire to license Ecesis to manufacture and sell the Products, and sell certain assets and liabilities of Polychem to Ecesis, all upon the terms set forth herein.

     Accordingly, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                               ARTICLE I. LICENSE

     1.1 License.

          (a) Effective immediately upon execution of this Agreement and payment by Ecesis of the Deposit (defined in Section 2.3), Polychem hereby grants to Ecesis an exclusive, worldwide license and right to manufacture, market, distribute and sell the Products, and in connection therewith grants to Ecesis a license to use all of Polychem's tangible and intangible assets related to the Business, including, without limitation, all Intellectual Property (as defined in Article XII herein) (the "License"), and assigns to Ecesis all current customer orders and contracts as set forth on Schedule 1.1(a) hereto. The License shall be for a term ending on the Closing Date or termination of this Agreement without Closing having occurred.

          (b) In the event that the License is terminated other than on the sale of the Assets pursuant to this Agreement, Ecesis shall immediately return to Polychem all tangible Assets and shall cease the use of any intangible Assets.

     1.2 Royalty; Rent.

          (a) In consideration of the grant of the License, Ecesis shall pay to Polychem royalties equal to Ecesis' net operating profits from the sale of Products. "Net operating profits" shall mean the gross revenues actually received by Ecesis from the sale of the Products less the costs of the Products sold and a reasonable allocation of Ecesis' overhead. Ecesis shall pay Polychem by the tenth (10th) day of each month the royalties that accrued during the previous month computed on the basis of payments received during such month. At the time of such payment, Ecesis shall provide to Polychem a report of all sales of Products completed during such month, the amount of payments received for Products during such month, the cost of the Products sold in which payment was received by Ecesis during such month, Ecesis allocation of its overhead with respect to such Products and royalties paid to Polychem with respect thereto.

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          (b) Ecesis shall permit Polychem, or representatives of Polychem which are reasonably acceptable to Ecesis, at Polychem's expense, to periodically examine Ecesis's books, ledgers, and records during regular business hours for the sole purpose of, and only to the extent necessary, to verify reports furnished to Polychem pursuant to Subsection (a) above; provided that Polychem delivers to Ecesis a written notice of Polychem's intention to conduct an inspection not less than five (5) business days before the intended date of such inspection. In the event that amounts due Polychem are determined to have been underpaid by an amount greater than five percent (5%) of the amount actually due, Ecesis shall pay the cost of such examination plus a penalty equal to twenty-five percent (25%) of the underpayment. Any payment not made on or before the due date shall accrue interest at a rate equal to one percent (1%) per calendar month or, if less, the maximum rate permitted under applicable law.

          (c) Ecesis shall not have to pay Polychem rent for the use of Polychem's real property located at Franklin Avenue and Grant Street, Phoenixville, PA 19460 during the term of the License. On the Closing Date, the parties shall enter into a short-term lease agreement for a portion of such real property on commercially reasonable terms and market rental rates.

     1.3 Ownership. Subject to the License, Polychem shall continue to own all right, title, and interest in and to all Intellectual Property, and no such rights are granted to Ecesis under this Agreement, except as expressly provided in this Agreement. Except to further the purposes contemplated under or to exercise the rights expressly provided in this Agreement, the Intellectual Property may not be sold, sublicensed, lent, leased, rented, assigned, transferred, disassembled, reverse engineered or modified nor may any derivative work be made of the Intellectual Property without the prior written agreement of Polychem.

     1.4 Supply Agreement. During the term of the License, Polychem assigns to Ecesis all of its rights under the Supply Agreement, dated March 20, 2002, among Polychem, Ecesis, Ensinger Vekton, Inc. and Putnum Precision Molding, Inc. (the "Supply Agreement") and Ecesis hereby assumes all of Polychem's duties and obligations under the Supply Agreement.

     1.5 Confidentiality.

          (a) Polychem and Ecesis each agree that all information received by one party from the other party (collectively, "Confidential Information"), shall be received in strict confidence, used only for the express purposes set forth in this Agreement, and not disclosed by the recipient party (except as required by law or court order), its agents, or employees without the prior written consent of the other party, unless such Confidential Information: (i) was in the public domain at the time of disclosure; (ii) later became part of the public domain through no act or omission of the recipient party, its employees, agents, or permitted successors or assigns; (iii) was lawfully disclosed to the recipient party by a third party having no obligation to the disclosing party;
(iv) was already known by the recipient party at the time of disclosure; (v) was independently developed by the recipient without use of or access to such Confidential Information; or (vi) is required to be disclosed to a government agency or by law.

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          (b) Each party's obligations of confidentiality, non-use, and nondisclosure shall be fulfilled by using at least the same degree of care with the other party's Confidential Information as it uses to protect its own confidential information. This obligation shall continue in full force and effect during the term of this Agreement and thereafter for a period of three
(3) years.

            ARTICLE II. PURCHASE AND SALE OF ASSETS AND LIABILITIES

     2.1 Sale of Assets.

          (a) Sale of Assets. At the Closing (as defined below), Polychem shall transfer and sell to Ecesis all of Polychem's right, title and interest in and to Polychem's Intellectual Property, customer orders and contracts, good will, the name "Polychem" and all derivations thereof and other tangible and intangible assets other than the assets set forth on Schedule 2.1 (the "Excluded Assets") as of the Closing Date (the "Assets"), free of all liabilities, obligations, claims, liens and encumbrances, whether absolute, accrued, contingent or otherwise, except those expressly assumed by Ecesis as provided in
Section 2.4.

          (b) The aggregate consideration for the Assets (the "Purchase Price") shall be (i) $500,000 in immediately available funds, (ii) $1,150,000 by delivery of a Promissory Note in the form attached hereto as Exhibit "A" (the "Promissory Note") (which Promissory Note shall be secured by a security interest in the Assets of Ecesis pursuant to a Security Agreement in the form attached hereto as Exhibit "B" (the "Security Agreement"), and (iii) by delivery to Seller of 399,826 shares of Series C Preferred Stock of the Shareholder (the "Series C Preferred") and warrants to purchase 382,500 shares of Common Stock of the Shareholder (the "Warrant") held by Ecesis. As of December 31, 2001, the Series C Preferred has a liquidation preference of $1,199,478 and accrued and unpaid dividends of $118,303.

          (c) The transfer and sale of the Assets shall be effected by delivery at the Closing of the following:

               (i) by Polychem to Ecesis, a bill of sale substantially in the form attached hereto as Exhibit "C" (the "Bill of Sale");

               (ii) by Polychem to Ecesis, assignments with respect to all customer orders and contracts (including without limitation the Supply Agreement) and all Patents, Copyrights, Trade Secrets, Marks and Websites and all applications therefor in which Polychem has any interest, all in recordable form (each, an "Assignment," and collectively, the "Assignments");

               (iii) by Polychem and Shareholder, such other good and sufficient instruments of conveyance and transfer as shall be necessary or appropriate in Ecesis' sole discretion to vest in Ecesis good and valid title to the Assets (collectively, the "Other Instruments"), as contemplated by this Agreement;

               (iv) by Ecesis to Polychem, the Purchase Price.

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     2.2 Credits. In the event that Ecesis assumes any liability or obligation of Polychem other than the Initial Assumed Liabilities and obtains a release of Polychem's obligations with respect thereto, or otherwise discharges such liability or obligations, the amount paid by Ecesis to discharge such liability or obligation shall be credited against Ecesis' obligations under Section 2.1(b)(i) if occurring prior to the Closing Date and under the Promissory Note as if Ecesis had made a prepayment thereunder in such amount if occurring thereafter.

     2.3 Deposit. Contemporaneously with the execution and delivery of this Agreement, Ecesis shall deposit with Polychem the sum of $150,000 (the "Deposit"). At the Closing, the Deposit shall be released and credited toward the Purchase Price as immediately available funds. If the Closing does not occur as a result of a material breach of this Agreement by Ecesis, which such material breach remains uncured for a period of 30 days following written notice to Ecesis of such material breach, the Deposit shall be retained by Polychem as liquidated damages for the failure of Ecesis to consummate the transactions contemplated by this Agreement. If the Closing does not occur for any other reason, the Deposit shall be promptly remitted to Ecesis. If the Closing does not occur, the retention of the Deposit by Polychem shall be the sole and exclusive remedy of Polychem and/or Shareholder for the failure of Ecesis to consummate the transactions contemplated by this Agreement.

     2.4 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Ecesis shall assume and agree to perform, pay or discharge the liabilities and obligations of Polychem set forth in Schedule 2.4 (the "Initial Assumed Liabilities") and such other liabilities (the "Additional Assumed Liabilities" and, together with the Initial Assumed Liabilities, the "Assumed Liabilities") as Ecesis may voluntarily assume pursuant to Section 2.2 hereof pursuant to an assumption agreement, substantially in the form of Exhibit "D" hereto (the "Assumption Agreement"). After the Closing, Ecesis may assume further Additional Liabilities as provided in Section 2.2 pursuant to an assumption agreement satisfactory to Ecesis and Polychem. Except as set forth in this Section 2.4, the Assumption Agreement and any written agreements executed by Ecesis and Polychem after the Closing, Ecesis shall not assume or be responsible for any liabilities or obligations of Polychem. Following the Closing, Polychem shall perform, pay or discharge when due all liabilities and obligations relating to the Business, other than the Assumed Liabilities.

     2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.5 which shall be prepared as of Closing. Such Schedule shall be consistent with Section 1060 of the Code and the applicable regulations related thereto. Such allocation shall be conclusive and binding on Ecesis, Polychem and Shareholder for purposes of their respective federal, state, local and foreign tax returns. Ecesis, Polychem and Shareholder shall file all tax returns, including the forms required by Section 1060 of the Internal Revenue Code of 1986, as amended consistent with such allocation.

                              ARTICLE III. CLOSING

     3.1 Closing. The closing of the transactions contemplated by this Agreement, other than the license which shall take effect immediately in accordance with Section 1.1, (the "Closing") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania, on the third (3rd) business day following approval of such transactions by Shareholder's stockholders or such other date and place as Ecesis and Polychem may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

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     3.2 Deliveries by Polychem and Shareholder. At the Closing, Polychem and
Shareholder shall deliver to Ecesis the following:

          (i) the Bill of Sale;

          (ii) the Assignments and Other Instruments;

          (iii) the officers' certificate referred to in Section 7.5;

          (iv) the secretary's certificates referred to in Section 7.6;

          (v) executed counterparts of any consents and approvals referred to in Sections 4.6;

          (vi) all tangible Assets;

          (vii) all documents containing or relating to intellectual property and other intangible Assets to be transferred and sold to Ecesis pursuant to this Agreement;

          (viii) all books and records (including all computerized records and other computerized storage media and the software used in connection therewith) of the Business relating to the Assets (collectively, "Books and Records"), including all Books and Records relating to the purchase of materials, supplies and services for Polychem, dealings with customers and distributors of Polychem, and employees of Polychem that Ecesis determines in its sole discretion to hire, and duplicate copies of records relating to Polychem's bank accounts, but not including any books and records that are or related to Excluded Assets;

          (ix) all other previously undelivered documents, instruments and writings required to be delivered by Polychem or Shareholder to Ecesis at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith; and

          (x) evidence satisfactory to Ecesis that all liens and encumbrances on the Assets have been removed.

     3.3 Deliveries by Ecesis. At the Closing, Ecesis shall deliver to Polychem and Shareholder:

          (i) $500,000 (including full credit for the Deposit and any credits under Section 2.4) by wire transfer of immediately available funds to an account or accounts designated by Polychem;

          (ii) the fully executed Promissory Note and Security Agreement;

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          (iii) certificates evidencing the Series C Preferred properly endorsed for transfer and the original Warrant together with an executed assignment thereof;

          (iv) an executed counterpart of the Assumption Agreement;

          (v) executed counterparts of any consents and approvals referred to in
Section 5.4; and

          (vi) all other previously undelivered documents, instruments and writings required to be delivered by Ecesis to Polychem or Shareholder at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                        ARTICLE IV. REPRESENTATIONS AND
                      WARRANTIES OF SELLER AND SHAREHOLDER

     Polychem and Shareholder jointly and severally represent and warrant to Ecesis as follows:

     4.1 Organization, Etc. Polychem is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Polychem has the power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases. Polychem is qualified to do business in each jurisdiction in which the properties owned or leased by it or the nature of its business makes qualification or licensing as a foreign corporation necessary. The copies of the certificate of incorporation and bylaws of Polychem, as previously delivered by Polychem to Ecesis are complete and correct copies of such instruments as currently in effect.

     4.2 Authorization. Each of Polychem and the Shareholder has all requisite corporate power and authority to enter into, execute and deliver this Agreement and any instruments and agreements contemplated herein (collectively, the "Related Instruments") required to be executed and delivered by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. Each of Polychem and Shareholder has taken all action required by law, its certificate of incorporation, bylaws, or other constitutive documents or otherwise to authorize the execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby, except for the approval of the stockholders of the Shareholder. No other act or proceeding on the part of Polychem or Shareholder is necessary to authorize the execution and delivery of this Agreement or any of the Related Instruments or the transactions contemplated hereby or thereby, except for the approval of the stockholders of the Shareholder. This Agreement is, and each of the Related Instruments, when executed and delivered by Polychem and Shareholder to Ecesis at the Closing, will be a valid and binding obligation of Polychem and Shareholder, enforceable against each of them in accordance with its terms.

     4.3 No Violation. Except as set forth on Schedule 4.3, neither the execution and delivery by Polychem and Shareholder of this Agreement or any of the Related Instruments, nor the consummation by Polychem and Shareholder of the transactions contemplated hereby or thereby, will (i) violate any provision of the certificate of incorporation, bylaws, or other

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governing documents of Polychem, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which Polychem or Shareholder is a party or by which Polychem or Shareholder may be bound or affected or to which any of the Assets may be subject, or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

     4.4 Capitalization; Subsidiaries. Shareholder owns 100% of the outstanding capital stock of Polychem. Polychem does not, directly or indirectly, own or control capital stock or other equity securities of any corporation, partnership, limited liability company, limited liability partnership or other entity or other right to purchase or any security convertible into or exchangeable for, any such capital stock or other equity interest.

     4.5 No Undisclosed or Contingent Liabilities. Except for the Assumed Liabilities, liabilities reflected on the balance sheet of Polychem dated as of September 30, 2001 (the "Balance Sheet") and liabilities set forth on Schedule 4.5, Polychem has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) and, to Polychem's and Shareholder's knowledge, there is no basis for the assertion against Polychem of any such other liability or obligation except, in either case, for liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred in the ordinary course of business since the date of the Balance Sheet.

     4.6 Consents and Approvals. Except for consents and approvals that have been obtained and as set forth on Schedule 4.6 and the filing of the Proxy Statement, Polychem is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by Polychem and Shareholder of this Agreement or the Related Instruments, (b) the consummation by Polychem and Shareholder of the transactions contemplated hereby or thereby or (c) the ownership and operation by Ecesis of the Assets.

     4.7 Good Title Conveyed, Etc. Except as set forth on Schedule 4.7 and subject to obtaining the consents set forth in Schedule 4.6, Polychem has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Ecesis, and upon consummation of the transactions contemplated by this Agreement, Ecesis will acquire good and valid title to, the Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Except as set forth on Schedule 4.7, the Related Instruments, when duly executed and delivered by Polychem to Ecesis at the Closing, will effectively vest in Ecesis good and valid title to all of the Assets.

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     4.8 No Brokers. Neither Polychem nor Shareholder has taken any action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     4.9 Proxy Statement. The information supplied or to be supplied by Polychem and Shareholder for inclusion in the proxy statement (the "Proxy Statement") to be sent to the stockholders of the Shareholder in connection with the meeting of stockholders to consider this Agreement, the sale of the Assets and the transactions contemplated thereby (the "Shareholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of the Shareholder, at the time of the Shareholders' Meeting and on the Closing Date, contain any statement which, at such time and in light of the circumstances under which it is was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to Polychem, Shareholder or any of their Affiliates, officers or directors should be discovered by Polychem which should be set forth in any supplement to the Proxy Statement, Polychem shall promptly inform Ecesis.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

     Ecesis represents and warrants to Polychem and Shareholder as follows:

     5.1 Organization, Etc. Ecesis is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the certificate of formation and initial operating agreement of Ecesis have been delivered to Polychem, and such copies are complete and correct and in full force and effect on the date of this Agreement.

     5.2 Authorization. Ecesis has all requisite power and authority to execute and deliver this Agreement and the Related Instruments to which it is a party and to consummate the transactions contemplated hereby and thereby. Ecesis has taken all action required by law and its certificate of formation or initial operating agreement or bylaws or otherwise to authorize the execution and delivery of this Agreement and the Related Instruments to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement is a valid and binding obligation of Ecesis, enforceable against Ecesis in accordance with its terms. Each of the Related Instruments to which Ecesis is a party, when executed and delivered by the parties thereto at the Closing, will be a valid and binding obligation, enforceable against Ecesis in accordance with its terms.

     5.3 No Violation. Neither the execution and delivery by Ecesis of this Agreement and the Related Instruments to which it is a party, nor the consummation by Ecesis of the transactions contemplated hereby or thereby, will
(i) violate any provision of the certificate of formation or initial operating agreement of Ecesis or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the

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property or assets of Ecesis under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Ecesis is a party or by which it may be bound or affected or to which any of its property or assets may be subject, or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

     5.4 Consents and Approvals. Except for consents and approvals that have been obtained and as set forth on Schedule 5.4, Ecesis is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by Ecesis of this Agreement, (b) the consummation by Ecesis of the transactions contemplated hereby or thereby, or (c) the ownership and operation by Ecesis of the Assets.

     5.5 Good Title Conveyed, Etc. Ecesis has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Polychem, and upon consummation of the transactions contemplated by this Agreement, Polychem will acquire good and valid title to, the Series A Preferred and the Warrant, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

     5.6 No Brokers. Ecesis has not taken any action that would give rise to a claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                             ARTICLE VI. COVENANTS

     6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Polychem and Shareholder will (a) afford Ecesis and its agents full and free access to Polychem's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Ecesis and its agents with copies of all such contracts, books and records, and other existing documents and data as Ecesis may reasonably request and (c) furnish Ecesis and its agents with such additional financial, operating and other data and information as Ecesis may reasonably request.

     6.2 Operation of the Business. Between the date of this Agreement and the Closing Date, Polychem and Shareholder will:

     (a) Conduct the Business only in the ordinary course of business;

     (b) Use commercially reasonable efforts to preserve intact the current business organization, keep available the services of the current officers, employees, and agents of Polychem, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Polychem;

     (c) Confer with Ecesis concerning operational matters of a material nature; and

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     (d) Otherwise report periodically to Ecesis concerning the status of the
Business, the Assets and the operations and finances of Polychem.

     6.3 Required Approvals. As promptly as practicable after the date of this Agreement, Polychem and Shareholder will use commercially reasonable efforts to obtain all consents and make any filings reasonably necessary in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Ecesis, Polychem and Shareholder will (a) cooperate with respect to all filings that any party hereto shall elect to make or is required by law to make in connection with the transactions contemplated by this Agreement and (b) cooperate in obtaining all consents identified in
Schedule 4.6 and Schedule 5.4.

     6.4 Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to Article IX, neither Polychem nor Shareholder will directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets of Polychem or any of the capital stock or membership interests of Polychem, or any merger, consolidation, business combination, or similar transaction involving Polychem.

     6.5 Proxy Statement. As promptly as practicable after the execution of this Agreement, Shareholder shall prepare and file with the Securities and Exchange Commission (the "SEC") the Proxy Statement. The Proxy Statement shall include the recommendations of the Board of Directors of Shareholder in favor of this Agreement, the sale of the Assets and the transactions contemplated thereby. Polychem and Shareholder shall use their reasonable efforts to cause the Proxy Statement to be filed with the SEC and shall immediately deliver to Ecesis any and all comments to the Proxy Statement received from the SEC upon receipt thereof. As promptly as practicable after the filing of the final Proxy Statement with the SEC, Polychem and Shareholder shall use their reasonable efforts to cause the Proxy Statement to be disseminated to the stockholders of Shareholder.

     6.6 Shareholders' Meeting. Shareholder shall take all necessary steps in accordance with its articles of incorporation and by-laws to call, give notice of, convene and hold the Shareholders' Meeting as soon as practicable after the final Proxy Statement is filed and disseminated to the stockholders of Shareholder for the purpose of approving this Agreement and the sale of the Assets and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of Shareholder will (i) recommend to its stockholders the approval of this Agreement, the sale of the Assets and the transactions contemplated thereby and any other matters to be submitted to the stockholders of Shareholder in connection therewith, to the extent that such approval is required by applicable law in order to consummate such transactions, and (ii) use its reasonable, good faith efforts to obtain the approval of its stockholders of this Agreement, the sale of the Assets and the transactions contemplated thereby and to solicit from its stockholders proxies in favor of such matters.

     6.7 Fiduciary Duty. Notwithstanding any other provision of this Agreement, if the Board of Directors of Shareholder determines in good faith that it is required to do so in order to comply with its fiduciary duties, the Board of Directors may withdraw or modify its recommendation to the stockholders of Shareholder and cause Shareholder or Polychem to take such action with respect to the matters set forth in Sections 6.5 and 6.6 hereof as the Board of Directors shall in good faith deem reasonably necessary or appropriate in connection with such determination.

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     6.8 Use of Name. At the Closing, Polychem shall cause an amendment to its certificate of incorporation to be filed with the Secretary of State of the Commonwealth of Pennsylvania changing its name to a name bearing no resemblance and that is not confusingly similar to "Polychem." After the Closing, neither Polychem nor Shareholder shall use or permit any of its or their Affiliates to use such name or any variants or derivatives thereof or any other name that is confusingly similar. Polychem shall execute and deliver to Ecesis, at or before the Closing, all consents requested by Ecesis to enable Ecesis to use such name and shall otherwise cooperate with Ecesis in connection therewith.

     6.9 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Ecesis, Polychem and Shareholder will use commercially reasonable efforts to cause the conditions in Articles VII and VIII to be satisfied.

                ARTICLE VII. CONDITIONS TO OBLIGATIONS OF ECESIS

     The obligations of Ecesis to purchase the Assets are subject to the satisfaction, at or before the Closing, of each of the following conditions:

     7.1 Representations and Warranties. The representations and warranties of Polychem and Shareholder contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Polychem and Shareholder pursuant to this Agreement shall be true, complete and accurate in all material respects as of the date when made and, as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

     7.2 Performance. Polychem and Shareholder shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Polychem and Shareholder at or prior to the Closing. Polychem and Shareholder agree that the Assets are unique and that damages would not be an adequate remedy for their breach of this Agreement. Therefore, in the event that Polychem and/or Shareholder fail to refuse to satisfy conditions to Closing, or to otherwise perform their obligations hereunder, Polychem and Shareholder agree that Ecesis may enforce specific performance of this Agreement by appropriate proceedings in any court.

     7.3 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the transactions contemplated hereby,
(b) could have a material adverse effect on Ecesis' ability to exercise control over or manage the Assets after the Closing or (c) could have a Material Adverse Effect.

     7.4 Officers' Certificate. Polychem shall have delivered to Ecesis a certificate, dated as of the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 7.1, 7.2, and 7.3.

     7.5 Secretary's Certificates. Each of Polychem and Shareholder shall have delivered to Ecesis a certificate, dated as of the Closing Date, executed by its Secretary, certifying as to its certificate of incorporation, bylaws, or other governing documents and resolutions adopted by its board of directors with respect to the transactions contemplated hereby.

     7.6 Documents. The Related Instruments and all other documents to be delivered by Polychem and Shareholder to Ecesis at the Closing shall have been so delivered and shall be satisfactory in form and substance to Ecesis.

     7.7 Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained that are necessary in connection with (a) the execution and delivery of this Agreement or the Related Instruments, (b) the consummation of the transactions contemplated hereby or thereby or (c) the ownership and operation by Ecesis of the Assets, and copies of all such licenses, permits, consents, approvals and authorizations shall have been delivered to Ecesis.

     7.8 Shareholder Approval. The stockholders of Shareholder shall have approved this Agreement, the sale of the Assets to Ecesis and the transactions contemplated thereby.

                    ARTICLE VIII. CONDITIONS TO OBLIGATIONS
                           OF POLYCHEM AND SHAREHOLDER

     The obligations of Polychem and Shareholder under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of Ecesis contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for any changes expressly permitted by this Agreement. Notwithstanding anything to the contrary set forth herein, if as of the Closing Date either party knew, or through the exercise of reasonable diligence should have known, of any breach by the other party of a representation or warranty and proceeds with Closing, such breach shall be deemed waived.

     8.2 Performance. Ecesis shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing, including without limitation timely payment of royalties.

     8.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     8.4 Shareholder Approval. The stockholders of Shareholder shall have approved this Agreement, the sale of the Assets to Ecesis and the transactions contemplated thereby.

                            ARTICLE IX. TERMINATION

     9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) By either Ecesis or Polychem if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

     (b) By either Ecesis or Polychem if the Board of Directors of Shareholder determines in good faith that its fiduciary duties require that it refrain from recommending (or withdraw or modify adversely to Ecesis its prior recommendation) that the stockholders of Shareholder approve the transactions contemplated by this Agreement;

     (c) (i) by Ecesis if any of the conditions in Article VI or VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Ecesis to comply with its obligations under this Agreement) and Ecesis has not waived such condition on or before the Closing Date; or (ii) by Polychem, if any of the conditions in
Article VIII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Polychem or Shareholder to comply with its obligations under this Agreement) and Polychem has not waived such condition on or before the Closing Date;

     (d) By mutual consent of Ecesis and Polychem; or

     (e) By either Ecesis or Polychem if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before 120 days from the date hereof or such later date as the parties may agree upon.

     9.2 Effect of Termination. Each party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.2 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. If the Closing does not occur (a) Ecesis' aggregate liability for damages to Polychem or Shareholder for any breach of this Agreement shall be limited to the amount of the Deposit plus reasonable attorneys fees and costs and (b) the aggregate liability of Polychem and Shareholder to Ecesis for damages for any breach of this Agreement shall be limited to $150,000 plus reasonable attorneys fees and costs.

                  ARTICLE X. INDEMNIFICATION AND CONTRIBUTION

     10.1 Survival of Representations and Covenants. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation made by or on behalf of any party hereto for a period of two years following the Closing Date; provided, however, that in the case of fraud, all such representations and warranties shall survive indefinitely and provided that the representations and warranties under Sections 4.1, 4.2, 4.3(i) and (iii), 4.8, 5.1, 5.2, 5.3(i) and (iii) and 5.6 shall survive indefinitely. Subject to Section 9.2, the Closing shall not have the effect of terminating any covenant or obligations of the parties hereto which are applicable after the Closing.

     10.2 Indemnification.

     (a) Subject to the terms and conditions of this Article X, Polychem and Shareholder shall indemnify, defend and hold harmless Ecesis from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Ecesis, directly or indirectly, by reason of or resulting from (i) other than the Assumed Liabilities, any liabilities or obligations of Polychem (whether absolute, accrued, contingent or otherwise) existing as of the Closing or arising out of facts, conditions or circumstances existing at or prior thereto, whether or not such liabilities, obligations or claims were known at the time of the Closing, including without limitation, any liability or obligation arising out of the ownership of the Assets or the conduct of the Business prior to the Closing; (ii) a breach of any representation, warranty, covenant or agreement of Polychem contained in or made pursuant to this Agreement or any Related Instrument; and (iii) any claim asserted against Ecesis or any of its Affiliates with respect to any taxes relating to Polychem's operations or properties (collectively, "Ecesis' Claims").

     (b) Subject to the terms and conditions of this Article X, Ecesis shall indemnify, defend and hold harmless Polychem and Shareholder from and against all Damages asserted against, resulting to, imposed upon or incurred by Polychem, directly or indirectly, by reason of or resulting from (i) the Assumed Liabilities; and (ii) a breach of any representation, warranty, covenant or agreement of Ecesis contained in or made pursuant to this Agreement (collectively, "Polychem's Claims") (Ecesis' Claims and Polychem's Claims collectively referred to as "Claims," each, a "Claim").

     (c) Notwithstanding any provision in this Article X to the contrary, no party hereto shall be required to indemnify any Person pursuant to this Article X unless and until the aggregate amount of Claims as to which indemnification would be required from such party (but for the provisions of this Section 10.2(c)) exceeds $25,000 (the "Indemnity Threshold"), and thereafter such party shall be required in the manner and to the extent otherwise provided in this
Article X, to indemnify any Person and to pay all amounts required to be paid by such party in respect of such Claims, irrespective of the Indemnity Threshold. The amount of each Claim shall be adjusted to provide the Indemnifying Party (as defined below) the benefit of (i) any insurance coverage provided with respect to a Claim and (ii) any tax benefit realized by the Indemnified Party (as defined below) with respect to a Claim.

     10.3 Third Party Claims. The obligations and liabilities of Ecesis, on the one hand, and Polychem and Shareholder, on the other hand, as indemnifying parties (each, an "Indemnifying Party") to indemnify Polychem and the Shareholders and Ecesis, respectively (each, an "Indemnified Party"), under
Section 10.2 with respect to Claims made by third parties shall be subject to the terms and conditions set forth in this Section 10.3. The Indemnified Party shall give written notice to the Indemnifying Party of any Claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such Claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 10.2 unless it shall have been prejudiced by the omission to provide such notice. In case any action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under Section
10.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (a) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (b) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such claim or action, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any action, suit, claim or proceeding to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof, unless the Indemnifying Party discharges or assumes any and all liabilities or obligations in connection with such settlement and the settlement
(i) includes an unconditional release of the Indemnified Party from all liability, (ii) requires only the payment of money and (iii) does not include an admission of guilt.

     10.4 Contribution. In the event that the foregoing indemnity is unavailable to an Indemnified Party for any reason, the Indemnifying Party shall contribute to any such Damages and shall do so in such proportion as is appropriate to reflect the relative fault of each party in connection with the conduct that resulted in the Damages. The parties agree that it would not be just or equitable if contributions were determined by pro rata allocation or by any other method of allocation that does not take account of relative fault and other equitable considerations.

     10.5 Remedies Cumulative. Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                    ARTICLE XI. NONCOMPETE AND NONDISCLOSURE

     11.1 Noncompetition. Polychem and the Shareholder covenant and agree that, for a period of five (5) years after the Closing Date, Polychem and the Shareholder shall not, anywhere in the world, directly or indirectly engage in, assist or have an interest in (whether as proprietor, partner, investor, lender, shareholder, member, officer, director or any other type of owner or principal whatsoever), or enter into the employment of or act as an agent for, or advisor or consultant to, any Person engaged in the business of manufacturing, marketing and distributing products which compete with the Products. For purposes hereof, the term "shareholder" shall not include beneficial ownership of less than three percent (3%) of the combined voting power of all issued and outstanding voting securities of a publicly-held corporation whose stock is, or at the time of acquisition of such securities was, traded on a major stock exchange or quoted on NASDAQ.

     11.2 Nondisclosure. Polychem and the Shareholder covenant and agree that they will not at any time following disclose, directly or indirectly, or make available to any Person, or in any manner use for their own benefit, any Confidential Information or trade secrets relating to the Products or the Business, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analysis, acquisition terms and conditions, personnel information, product information (whether existing, former, or proposed), trade secrets, sources of leads and methods of obtaining new business, know-how, customer lists and relationships, supplier lists and relationships, manufacturing and distribution methods or any other methods of doing and operating the Business, or other non-public proprietary and confidential information relating to the Business, except to the extent that such information (i) is obtained from a third party whom the disclosing party has no reason to believe is bound by a duty of confidentiality, (ii) relates to information that is or becomes generally known to the public other than as a result of a breach of this Agreement, or (iii) is required to be disclosed by law or judicial administrative process (in which case prior to such disclosure the disclosing party shall promptly provide prior written notice of such required disclosure to Ecesis in order to afford Ecesis the opportunity to seek an appropriate protective order preventing such disclosure).

     11.3 Injunctive Relief. Polychem and the Shareholder agree that any breach of this Article XI by them will cause irreparable damage to the business of Ecesis and that in the event of such breach Ecesis shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief in any court of competent jurisdiction to prevent the violation of his obligations hereunder. Nothing herein contained shall be construed as prohibiting Ecesis from pursuing any other remedy available for such breach or threatened breach. The prevailing party in any litigation arising under this Article XI shall be entitled to recover his or its attorneys' fees and expenses in addition to all other available remedies.

                           ARTICLE XII. MISCELLANEOUS

     12.1 Press Releases and Public Announcements. The parties shall cooperate in the preparation of a joint press release to be issued following the Closing. Unless required by law, Ecesis, on the one hand, nor Polychem or Shareholder, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party.

     12.2 Confidentiality. Polychem, Shareholder and Ecesis shall hold, and shall cause their respective members, employees, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other parties furnished to it by any other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     12.3 Further Assurances. From time to time, at the request of Ecesis and without further consideration, Polychem and Shareholder shall execute and deliver to Ecesis such documents and take such other action as Ecesis may reasonably request in order to consummate the transactions contemplated hereby and to vest in Ecesis good and valid title to the Assets.

     12.4 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, the rights and obligations of Ecesis hereunder may not be assigned without the prior written consent of Polychem and Shareholder, and the rights and obligations of Polychem and Shareholder hereunder may not be assigned without the prior written consent of Ecesis.

     12.5 Entire Agreement. This Agreement, the exhibits, the schedules and other writings among the parties hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements with respect to the subject matter hereof and thereof, including without limitation, any and all term sheets between the parties hereto.

     12.6 Amendments and Waivers. No consent hereunder may be given and no provision hereof may be waived except by a written instrument signed by the party to be charged with such consent or waiver. This Agreement may not be amended except by a written instrument duly executed by all of the parties hereto. Any amendment or waiver effected in accordance with this Section 12.6 shall be binding upon all of the parties hereto.

     12.7 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.8 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed (registered or certified mail, postage prepaid, return receipt requested) or by facsimile transmission with written confirmation (if a copy of such facsimile transmission is contemporaneous sent by first class mail) as follows:

If to Ecesis:                                   Ecesis LLC
                                                Franklin Avenue and Grant Street
                                                Phoenixville, PA  19460
                                                Attention: Paul A. DeJuliis, President
                                                Facsimile No.:  (610) 935-7151

with a copy to:                                 McCausland, Keen & Buckman
                                                Radnor Court, Suite 160
                                                259 North Radnor-Chester Road
                                                Radnor, PA 19087
                                                Attention:  Marc S. Maser, Esquire
                                                Facsimile No.:  (610) 341-1099

If to Polychem or Shareholder:                  Polychem Corporation
                                                Franklin Avenue and Grant Street
                                                Phoenixville, PA  19460
                                                Attention:  Edward F. Sager, Jr., President
                                                Facsimile No.:  (610) 935-7151

with a copy to:                                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                                                260 South Broad Street
                                                Philadelphia, PA  19102
                                                Attention:  Lawrence D. Rovin, Esquire
                                                Facsimile No.:  (215) 568-6603

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     12.9 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its or any other jurisdiction's conflicts of laws principles. Any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns shall be brought and determined in the federal or state courts located in Philadelphia, Pennsylvania, and each party hereto submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified herein. To the fullest extent permitted by law, each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement any claim that (a) it is not personally subject to the jurisdiction of such courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) the suit, action or proceeding in any such court is brought in an inconvenient forum, (d) the venue of such suit, action or proceeding is improper and (e) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     12.10 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     12.11 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.12 Expenses. Each party hereto will bear its own costs and expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with this Agreement and the transactions contemplated hereby.

     12.13 Construction. Ecesis, Polychem and Shareholder have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12.14 Incorporation of Exhibits and Schedules. The exhibits and the schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.15 Right of Set-off. Notwithstanding any provision hereof to the contrary, Ecesis shall be entitled to set-off (i) any amounts due to Ecesis from Polychem or from Shareholder hereunder, whether by reason of indemnification under Section 10.2(a), or otherwise, against (ii) amounts due to Polychem hereunder (including without limitation indemnification under Section 10.2(b) or amounts due under the Promissory Note). Any set-off shall be applied against amounts payable to Polychem or Shareholder in the chronological order all amounts of every kind payable to Polychem or Shareholder are due until the set-off is complete. Amounts due to Polychem or Shareholder may be set off against amounts due from Polychem or Shareholder. Notwithstanding any provision hereof or of the Promissory Note to the contrary, upon the occurrence of any event or existence of any condition which Ecesis reasonably believes will result in a claim for indemnification under Section 10.2(a), Ecesis may withhold from amounts otherwise due under the Promissory Note an amount equal to Ecesis' reasonable estimate of the amount of such claim until such time as the actual amount of Ecesis' indemnification claim, and right of set-off hereunder, is determined.

                       ARTICLE XIII. OTHER DEFINED TERMS

     13.1 Other Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

          "Affiliate" of a specified person means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

          "control", for the purposes of the definitions of Affiliate and Related Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act.

          "Copyrights" means all registered and unregistered copyrights in both published works and unpublished works.

          "including" means including but not limited to.

          "Intellectual Property" shall mean any and all intellectual property now or hereafter owned by or licensed to Polychem by third parties including, without limitation, any and all inventions, Patents, know-how (including without limitation formulas, processes, techniques, methods, technology, products, apparatuses, materials and compositions), trademarks, trademark registrations, trademark applications, service marks, trade names and all other names and slogans embodying business or product, goodwill (or both), copyrights, mask works, Trade Secrets, computer software, documentation, instruction manuals, operating manuals, method plans, procedures, models, molds, specifications, Websites and all other intellectual property rights, whether or not subject to statutory registration or protection.

          "Marks" means Polychem's name, all assumed fictional business names, trading names, registered and unregistered trademarks, service marks, and applications therefore.

          "Material Adverse Effect" means any material adverse effect on the operations, financial condition, assets, liabilities, earnings or prospects of the Business, the Assets or the ownership or operation of the Business or the Assets by the Ecesis.

          "Patents" means all patents, patent applications, and inventions and discoveries that may be patentable.

          "Person" means an individual, a partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, other entity or group.

          "Products" means those plastic products currently being produced and sold by Polychem, as described on Exhibit "E" hereto.

          "Trade Secrets" means all know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings, designs, blue prints and molds.

          "Websites " means all rights in internet websites (including the content thereof) and internet domain names presently used by Polychem.

         IN WITNESS WHEREOF, this License and Asset Purchase Agreement has been duly executed and delivered by the undersigned as of the date first written above.



                                           Ecesis LLC


                                           By:__________________________________
                                              Name: Paul A. DeJuliis
                                              Title: President

                                           Polychem Corporation


                                           By:__________________________________
                                              Name: Edward F. Sager, Jr.
                                              Title: President


                                           ConMat Technologies, Inc.


                                           By:__________________________________
                                              Name: Edward F. Sager, Jr.
                                              Title: President